UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 12, 2010

GAMETECH INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-23401 (Commission File Number)	33-0612983 (IRS Employer Identification No.)

8850 Double Diamond Pkwy. Reno, Nevada (Address of principal executive offices)		89521 (Zip Code)

(775) 850-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01                      Entry into a Material Definitive Agreement

Item 9.01                      Financial Statements and Exhibits

SIGNATURES

Item 1.01                      Entry into a Material Definitive Agreement

On August 12, 2010, GameTech International, Inc. (the “Company”) entered into a First Amendment to Forbearance Agreement and Fourth Loan Modification Agreement (the “Fourth Amendment”) with Bank of the West and U.S. Bank National Association (collectively, the “Lenders”) pursuant to which the Lenders agreed to forbear from exercising certain rights available to them under the credit facility following our failure to make the following required payments of principal and interest due under our term loan at July 31, 2010 (the “Payment Defaults”): (i) quarterly installment of principal under our term notes in the amount of $1,087,647.06, and (ii) monthly installment of interest on unpaid balance of term notes in the amount of $68,230.26.   Additionally, the Fourth Amendment extended the due date on these payments from July 31, 2010 to August 31, 2010.

The Fourth Amendment contains additional covenants that, among other things, prohibit the Company from acquiring any other business or all or substantially all of the assets of another business and limit the aggregate amount of capital expenditures that may be made by the Company in any fiscal year, all of which must be for purchases of gaming equipment to be leased to customers in the ordinary course of business.  In consideration for our Lenders entering into the First Amendment, we paid U.S. Bank, as agent for the Lenders, a forbearance fee in an amount equal to $10,000.

As previously disclosed in Note 9 to the Consolidated Financial Statements contained in our Current Report on Form 10-Q for the thirteen weeks ended May 2, 2010, we entered into a Forbearance and Third Modification to Loan Agreement (the “Third Amendment”) on June 21, 2010 pursuant to which our Lenders agreed to forbear from exercising certain rights and remedies under the credit facility as a result of certain defaults existing as of June 21, 2010 (the “Financial Covenant Defaults”) through September 15, 2010 (the “Forbearance Period”) or earlier upon the occurrence of a subsequent default or breach of the Third Amendment.  As of the date hereof, the outstanding balance under our term loan is $25,176,470.58 and the outstanding balance under our revolver is $750,000.  The outstanding balance under our term loan will continue to be subject to the Default Rate of 9.79%, and the outstanding balance under our revolver is subject to an effective rate of 5.82%.

As of the date hereof, all of the Financial Covenant Defaults and Payment Defaults continue to remain uncured and, while we do not expect to have adequate cash to make the requisite payments on August 31, 2010 in accordance with the Fourth Amendment [or satisfy all of the Financial Covenants by the end of the Forbearance Period], we are involved in ongoing negotiations with our Lenders to extend the Forbearance Period, obtain waivers, and/or otherwise reach a satisfactory agreement and are optimistic a resolution can be reached.  However, a failure to extend the Forbearance Agreement, obtain waivers and/or reach a satisfactory agreement with our Lenders in a timely manner will likely result in all amounts outstanding under the current credit facility becoming immediately due and payable, which could ultimately lead to the financial and operational failure of the Company.

The foregoing summary of the Fourth Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the Fourth Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
10.1	First Amendment to Forbearance Agreement and Fourth Loan Modification Agreement dated July 31, 2010 by and among GameTech International, Inc, U.S. Bank National Association and Bank of the West

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMETECH INTERNATIONAL, INC

		By:	/S/ Bill Fasig
Bill Fasig
Chief Executive Officer
Dated:	August 17, 2010